EXHIBIT 10.6



                    AMENDED AND RESTATED SENIOR SUBORDINATED
                            TERM LOAN PROMISSORY NOTE


$4,662,830                                              Dated: November 30, 2000
                                                         as amended and restated
                                                             as of June 16, 2003


     FOR VALUE RECEIVED, the undersigned, NEW YORK MEDICAL, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of Tracy Landow, assignee of JONATHAN S. LANDOW (the "Lender"), the principal sum of FOUR MILLION SIX HUNDRED SIXTY TWO THOUSAND, EIGHT HUNDRED THIRTY DOLLARS ($4,662,830), or, if less, the aggregate principal amount owing hereunder, on November 30, 2006 (the "Maturity Date"), together with interest on the principal amount outstanding hereunder at an interest rate equal to 6% per annum.

                                   ARTICLE I
                                TERMS OF PAYMENT

     SECTION 1.1 Required Payments; Default Interest. Subject at all times to the prepayment provision of Section 1.4 below, the Borrower shall pay the principal amount of this Note in four (4) installments of $1,500,000 (or any portion thereof) each on November 30 of each year commencing November 30, 2003 and terminating on the Maturity Date. Interest shall be paid on this Note on the last day of each calendar quarter, on the Maturity Date and on the date of any prepayment as provided in Section 1.2. All amounts not paid when due hereunder shall accrue interest at the then applicable rate plus 2% per annum.

     SECTION 1.2 Optional Prepayment. The Borrower may, upon not less than three business days notice to the Lender, prepay this Note, in whole or in part, with accrued interest to the date of such prepayment on the amount prepaid. Prepayment shall not be subject to any prepayment penalty or premium.

     SECTION 1.3 Payments and Computations. (a) Except as provided in Section 1.1, the Borrower shall make each payment under this Note not later than 2:00 p.m. (New York City time) on the day when due in lawful money of the United States of America to the Lender, at a location specified from time to time in writing, in same day funds.

          (b) Interest shall accrue on this Note on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

     SECTION 1.4 Prepayment. Borrower may voluntarily prepay without penalty or premium the Principal due and any accrued but unpaid interest thereon under this Note. Without limiting the foregoing, Borrower shall be required to prepay this Note (without penalty or premium) in an amount equal to 100% of the initial proceeds (net of all related reasonable and customary transactions costs and expenses, including, without limitation, brokerage fees, attorneys' fees and expenses) actually received, on any one or more occasions, by either Borrower, American United Global, Inc., a Delaware corporation ("AUGI") or any other entity owning, directly or indirectly, 50% or more of the outstanding equity of Borrower (together with AUGI, "the Parent") after the June 16, 2003 date of this Amended and Restated Note in respect of the sale or issuance of any and all debt or equity securities of Borrower or the Parent. All such prepayments shall be applied first to accrued and unpaid interest and then to the Principal in the order of earliest maturing Indebtedness.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     SECTION 2.1 Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:




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          (a) The Borrower is a corporation duly incorporated,  validly existing
     and  in  good  standing  under  the  laws  of  the   jurisdiction   of  its
     incorporation, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification.

          (b) The execution, delivery and performance by the Borrower of this Note are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene in any material respect (i) the Borrower's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Borrower.

          (c) Except as previously obtained, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Note.

          (d) This Note is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and subject the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).


                                  ARTICLE III
                                EVENTS OF DEFAULT

     SECTION 3.1 Event of Default. If any of the following events ("Events of Default") shall occur and be continuing:

          (a) the Borrower or the Parent shall fail to pay any installment of principal of, or interest or other payments payable on or with respect to, this Note when due, subject to five business days cure period in the case of any such interest or other payments; or

          (b) any representation or warranty made by the Borrower pursuant to this Note shall prove to have been incorrect in any material respect when made; or

          (c) the Borrower or the Parent fails to perform or observe any other term, covenant or agreement contained in this Note on its part to be performed or observed and any such failure remains unremedied for 30 days after written notice thereof is given to the Borrower and the Parent by the Lender or

          (d) the Borrower or the Parent shall fail to pay any Indebtedness (as defined below) in the aggregate principal amount of $175,000 or more, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or

          (e) the Borrower or the Parent shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or the Parent seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property, and any such proceeding shall not be stayed, dismissed, bonded or discharged within 60 days after the institution thereof; or

          (f) any judgment for the payment of money in excess of $50,000 shall be rendered against the Borrower or the Parent and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;




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then,  and in any such event,  the Lender may, by notice to the Borrower and the
Parent, declare this Note and-all interest hereon to be forthwith due and payable, whereupon this Note and all such interest shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower. For purposes of this Section 3.1, the term "Indebtedness" means (i) indebtedness for borrowed money, (ii) obligations relative to the face amount of letters of credit, (iii) the deferred purchase price of property or services, (iv) obligations of a lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (v) obligations under direct or indirect guaranties in respect of the foregoing.

                                   ARTICLE IV
                                  SUBORDINATION

     Section 4.1 Subordination of Liabilities. The Lender for itself, its successors and assigns, covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, this Note (the "Subordinated Indebtedness") is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section 4.06 of this Note). The subordination provisions of this Note shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

     Section 4.2. Borrower Not to Make Payments with Respect to Subordinated Indebtedness in Certain Circumstances.

          (a) If any default with respect to any Senior Indebtedness (a "Senior Default") is in existence other than Senior Indebtedness owed to Parent and incurred on or prior to the date of this Note, the Borrower may not, directly or indirectly, make any payment of any Subordinated Indebtedness and no holder of this Note may acquire any Subordinated Indebtedness for cash or property until all Senior Indebtedness has been paid in full in cash. Each holder of this Note hereby agrees that, so long as any such Senior Default in respect of any issue of Senior Indebtedness casts, it will not sue for, or otherwise take, any action to enforce the Borrower's obligations to pay, amounts owing in respect of this Note.

          (b) Upon any distribution of assets of the Borrower in connection with the dissolution, winding up, liquidation or reorganization of the Borrower, whether in bankruptcy, insolvency, receivership proceedings, upon an assignment for the benefit of creditors or otherwise (each an "Insolvency Event"), any payment or distributions of assets of the Borrower of any kind or character, whether in cash, property or securities to which the holder of this Note would be entitled except for the subordination provisions of this Note, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the Agent for application to the payment in full in cash of all the Senior Indebtedness.

          (c) In the event that notwithstanding the provisions of the preceding clauses (a) and (b) of this Section 4.2, the Borrower shall make any payment on account of the Subordinated Indebtedness at a time when payment is not permitted by said clauses (a) or (b), such payment shall be held by the holder of this Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the lender of the Senior Indebtedness for application to the payment in full in cash of all the Senior Indebtedness.

     Section 4.3. Subrogation. Subject to the prior payment in full in cash of all Senior Indebtedness, the holder of this Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Borrower applicable to the Senior Indebtedness until all amounts owing on this Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Borrower or by or on behalf of the holder of this Note by virtue of this Article IV which otherwise would have been made to the holder of this Note shall, as between the Borrower, its credit (other than the holders of Senior Indebtedness) and the holder of this Note, be deemed to be payment by the Borrower to or on account of the Senior Indebtedness, it being understood that the subordination provisions of this Note are intended solely for the purpose of defining the relative rights of the holder of this Note, on the one band, and the holders of the Senior Indebtedness, on the other hand.



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     Section 4.4. Obligation of the Borrower Unconditional. Nothing contained in the subordination provisions of this Note is intended to or shall impair, as between the Borrower and the holder of this Note, the obligation of the Borrower, which is absolute and unconditional, to pay to the holder of this Note the principal of and interest on this Note as and when the same shall become due and payable in accordance with their terms.

     Section 4.5. Subordination Rights not Impaired by Acts or Omissions of Borrower or Holders of Senior Indebtedness. No right of any future holder of Senior Indebtedness to enforce the subordination provisions as herein provided shall at any time in any way be prejudiced or impaired by any set or failure to act on the part of the Borrower or by any act or failure to act in good faith by any holder of Senior Indebtedness, or by any noncompliance by the Borrower with the terms and provisions of this Note, regardless of any knowledge thereof which any holder of Senior Indebtedness may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of this Note with rat hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of; or renew or after, any Senior Indebtedness or amend, modify or supplement any agreement or went governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of any Default or Event of Default, all without notice to or assent from the holder of this Note.

     Section 4.6. Senior Indebtedness. The term "Senior Indebtedness" shall mean all obligations (including default interest and interest accruing after the commencement of a bankruptcy proceeding against the Borrower) related to all senior secured indebtedness for borrowed money. As used herein, the term "Obligation" shall mean any principal, interest, premium, penalties, fees, expenses, indemnities and other liabilities and obligations payable under the documentation governing any Senior Indebtedness (including interest after the commencement of any bankruptcy, insolvency, receivership or similar proceeding, whether or not such interest is an allowed claim against the debtor in any such proceeding).



                                   ARTICLE V
                                  MISCELLANEOUS

     SECTION 5.1 Amendments etc. No amendments or waiver of any provision of this Note, nor consent to any departure by the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 5.2 Notices, etc. All notices and other communications provided for hereunder shall be in writing and mailed or telecopied or delivered at the address specified below for the Borrower and Lender or, as to each party, at such other address as shall be designated -by such party in a written notice to the other party:

                           Address of Borrower
                           New York Medical, Inc.
                           Two Jericho Plaza
                           Jericho, New York 11753
                           Telecopier No.: 516-938-9660
                           Attention: Jonathan S. Landow, President

                           Address of Lender
                           Tracy Landow c/o New York Medical, Inc.
                           Two Jericho Plaza
                           Jericho, New York 11753
                           Telecopier No.: 516-938-9679

     SECTION 5.3 No Waiver; Remedies No failure on the part of the Lender to exercise, and no delay in exercising, any right under this Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right The remedies herein provided are cumulative and not exclusive of any remedies provided by law.



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     SECTION 5.4 Costs,  Expenses and Taxes.  The Borrower  agrees to pay all of the Lender's reasonable costs and expenses (including reasonable counsel fees and expenses) incurred in connection with the preparation, execution, delivery or enforcement of this Note. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Note, and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     SECTION 5.5 Successors and Assigns. This Note shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Lender.

     SECTION 5.6 Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.




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IN WITNESS WHEREOF, the Borrower has caused this Note to be executed on the date first above written.



                                     NEW YORK MEDICAL, INC.



                                      /s/ Dr. Jonathan Landow
                                      -----------------------
                                      Dr. Jonathan Landow, President




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